Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191971) pertaining to the 2013 Omnibus Incentive Plan of Brixmor Property Group Inc. of our report dated March 12, 2014 (except Note 3 as to which the date is May 27, 2014), with respect to the consolidated financial statements of Brixmor Property Group Inc., included in this Current Report (Form 8-K) dated May 27, 2014.

/s/ Ernst & Young
New York, New York

May 27, 2014